EXHIBIT 99.1

Steel Partners Holdings Reports First Quarter Financial Results and
Declares Quarterly Distribution on its Series A Preferred Units

First Quarter 2023 Results

•Revenue totaled $445.4 million, an increase of 9.8% as compared to the same period in the prior year
•Net income was $24.8 million, an increase of 446.2% as compared to the same period in the prior year
•Net income attributable to common unitholders was $24.8 million, or $1.09 per diluted common unit
•Adjusted EBITDA* decreased to $63.1 million from $64.6 million for the same period in the prior year; Adjusted EBITDA margin* was 14.2%
•Net cash used in operating activities was $48.2 million
•Adjusted free cash flow* totaled $33.4 million
•Total debt at quarter-end was $183.3 million; net debt,* which includes, among other items, pension and preferred unit liabilities, and marketable securities and long term investment assets totaled $63.6 million

NEW YORK, N.Y., May 4, 2023 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced operating results for the first quarter ended March 31, 2023.

Q1 2023	Q1 2022	($ in thousands)
$445,371	$405,745	Revenue
24,803	4,541	Net income
24,846	4,565	Net income attributable to common unitholders
63,131	64,570	Adjusted EBITDA*
14.2%	15.9%	Adjusted EBITDA margin*
10,708	7,746	Purchases of property, plant and equipment
33,362	33,623	Adjusted free cash flow*
*See reconciliations to the nearest GAAP measure included in the financial tables. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of these non-GAAP measures.

"Despite facing challenging economic headwinds, our company remains committed to achieving sustainable growth through a diligent approach to cost containment and operational efficiency," said Executive Chairman Warren Lichtenstein. "We are pleased to report that we continued our momentum from 2022 into the first quarter of 2023, which reflects the effectiveness of these measures, with minimal erosion of our adjusted EBITDA. We are confident in our ability to navigate the current economic landscape and deliver solid results for our stakeholders."

Results of Operations

Comparison of the Three Months Ended March 31, 2023 and 2022 (unaudited)

(Dollar amounts in table and commentary in thousands, unless otherwise indicated)	Three Months Ended March 31,
	2023	2022
Revenue	$445,371	$405,745
Cost of goods sold	261,293	268,170
Selling, general and administrative expenses	114,954	86,124
Asset impairment charge	—	403
Interest expense	5,986	4,524
Realized and unrealized (gains) losses on securities, net	(607)	27,726
All other expense, net*	20,371	2,005
Total costs and expenses	401,997	388,952
Income from operations before income taxes and equity method investments	43,374	16,793
Income tax provision	14,604	7,609
Loss of associated companies, net of taxes	3,967	4,643
Net income from continuing operation	$24,803	$4,541
* includes finance interest, provision for loan losses, and other expense from the consolidated statements of operations

Revenue

Revenue for the three months ended March 31, 2023 increased $39,626, or 9.8%, as compared to the same period last year, as a result of higher revenue from both Financial Services and Energy segments, partially offset by lower sales from the Diversified Industrial segment, as well as the impact of divestiture of SLPE business in April 2022.

Cost of Goods Sold

Cost of goods sold for the three months ended March 31, 2023 decreased $6,877, or 2.6%, as compared to the same period last year, resulting from lower sales from the Diversified Industrial segment primarily due to the impact of divestiture of SLPE business mentioned above, partially offset by higher material costs. The decrease was partially offset by the impact of higher revenue from the Energy segment.

Selling, General and Administrative Expenses

Selling, general and administrative expenses ("SG&A") for the three months ended March 31, 2023 increased $28,830, or 33.5%, as compared to the same period last year. The increase was primarily due to higher expenses from the Financial Services segment and, to a lesser extent, higher expenses for the Diversified Industrial segment. SG&A expenses for the Financial Services segment increased approximately $21,500, primarily due to higher credit performance fees due to higher credit risk transfer ("CRT") balances and higher personnel costs. SG&A expenses for the Diversified Industrial segment increased approximately $9,000, primarily due to higher personnel costs and professional fees, partially offset by the impact of divestiture of SLPE business.

Asset Impairment Charges

An impairment charge of $403 was recorded for the three months ended March 31, 2022 related to an idle piece of equipment associated with the Joining Materials business unit from the Diversified Industrial segment. There were no asset impairment charges in the 2023 period.

Interest Expense

Interest expense for the three months ended March 31, 2023 increased $1,462, or 32.3%, as compared to the same period last year. The increase was primarily due to higher average interest rates, partially offset by lower average debt levels, as compared to the same period of 2022.

Realized and Unrealized (Gains) Losses on Securities, Net

The Company recorded gains of $607 for the three months ended March 31, 2023, as compared to losses of $27,726 in the same period of 2022. These gains and losses were due to unrealized gains and losses related to the mark-to-market adjustments on the Company's portfolio of securities, primarily related to the Company's investment in Aerojet, in these periods.

All Other Expense, Net

All other expense, net totaled $20,371 for the three months ended March 31, 2023, as compared to $2,005 in the same period of 2022. Higher all other expense, net for the three months ended March 31, 2023 was primarily due to higher finance interest expense and provisions for credit losses related to the Financial Services segment, as compared to the same period of 2022.

Income Tax Provision

The Company recorded income tax provisions of $14,604 and $7,609 for the three months ended March 31, 2023 and 2022, respectively. The Company's effective tax rate was 33.7% and 45.3% for the three months ended March 31, 2023 and 2022, respectively. The lower effective tax rate for the three months ended March 31, 2023 is primarily due to the change in U.S. income tax expense related to unrealized gains and losses on investments.

Loss of Associated Companies, Net of Taxes

The Company recorded loss from associated companies, net of taxes, of $3,967 for the three months ended March 31, 2023, as compared to $4,643 in the same period of 2022. The fluctuations for these periods were primarily due to the changes in fair value of the Company's investment in Steel Connect.

Purchases of Property, Plant and Equipment (Capital Expenditures)

Capital expenditures for the three months ended March 31, 2023 totaled $10,708, or 2.4% of revenue, as compared to $7,746, or 1.9% of revenue, in the same period of 2022.

Common Units Repurchase Program

In the three months ended March 31, 2023, the Company repurchased 75,504 common units for $3,248. Since inception of the Repurchase Program the Company had purchased 7,421,496 common units for an aggregate price of approximately $147,606. As of March 31, 2023, there were approximately 348,744 common units that may yet be purchased under the Repurchase Program.

Additional Non-GAAP Financial Measures

Adjusted EBITDA was $63,131 for the three months ended March 31, 2023, as compared to $64,570 for the same period of 2022. Adjusted EBITDA decreased by $1,439 primarily due to decreases in the Diversified Industrial segment primarily driven by lower sales and higher material and personnel costs, as well as the impact from divestiture of SLPE business. That decrease was partially offset by: 1) higher revenue at the Financial Services segment that was partially offset by higher finance interest and credit loss provisions, as well as higher personnel costs; and 2) strong revenue at the Energy segment primarily resulting from higher volume and favorable pricing. For the three months ended March 31, 2023, adjusted free cash flow was $33,362 as compared to $33,623 for the same period in 2022.

Liquidity and Capital Resources

As of March 31, 2023, the Company had approximately $408,300 in availability under its senior credit agreement, as well as $54,453 in cash and cash equivalents, excluding WebBank cash, and approximately $305,960 in long-term investments (including marketable securities).

As of March 31, 2023, total debt was $183,259, an increase of approximately $2,935, as compared to December 31, 2022. As of March 31, 2023, net debt totaled $63,618, an increase of approximately $15,987, primarily driven by higher working capital and capital expenditure spending for the 2023 period. Total leverage (as defined in the Company's senior credit agreement) was approximately 1.5x as of March 31, 2023 as compared to approximately 1.4x as of December 31, 2022.

Quarterly Cash Distribution on Series A Preferred Units

On May 4, 2023, the Company's board of directors declared a regular quarterly cash distribution of $0.375 per unit, payable June 15, 2023, to unitholders of record as of June 1, 2023, on its 6% Series A Preferred Units, no par value ("Series A Preferred").

Any future determination to declare distributions on its units of Series A Preferred, and any determination to pay such distributions in cash or in kind, or a combination thereof, will remain at the discretion of Steel Partners' board of directors and will be dependent upon a number of factors, including the Company's results of operations, cash flows, financial position, and capital requirements, among others.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in various companies, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports. At Steel Partners, our culture and core values of Teamwork, Respect, Integrity, and Commitment guide our Kids First purpose, which is to forge a path of success for the next generation by instilling values, building character, and teaching life lessons through sports.

(Financial Tables Follow)

Consolidated Balance Sheets (unaudited)

(in thousands, except common units)	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$305,054	$234,448
Trade and other receivables - net of allowance for doubtful accounts of $2,315 and $2,414, respectively	199,595	183,861
Loans receivable, including loans held for sale of $694,993 and $602,675, respectively, net	1,314,173	1,131,745
Inventories, net	220,911	214,084
Prepaid expenses and other current assets	42,444	41,090
Total current assets	2,082,177	1,805,228
Long-term loans receivable, net	495,572	423,248
Goodwill	125,910	125,813
Other intangible assets, net	91,370	94,783
Other non-current assets	162,045	195,859
Property, plant and equipment, net	240,108	238,510
Operating lease right-of-use assets	49,716	42,711
Long-term investments	305,960	309,697
Total Assets	$3,552,858	$3,235,849
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$120,080	$109,572
Accrued liabilities	106,898	112,744
Deposits	1,572,301	1,360,477
Short-term debt	987	685
Current portion of long-term debt	67	67
Other current liabilities	67,197	65,598
Total current liabilities	1,867,530	1,649,143
Long-term deposits	281,900	208,004
Long-term debt	182,205	179,572
Other borrowings	31,692	41,682
Preferred unit liability	152,908	152,247
Accrued pension liabilities	87,864	84,948
Deferred tax liabilities	48,161	41,055
Long-term operating lease liabilities	42,756	35,512
Other non-current liabilities	38,001	42,226
Total Liabilities	2,733,017	2,434,389
Commitments and Contingencies
Capital:
Partners' capital common units: 21,667,031 and 21,605,093 issued and outstanding (after deducting 17,980,183 and 17,904,679 units held in treasury, at cost of $312,505 and $309,257), respectively	969,425	952,094
Accumulated other comprehensive loss	(150,781)	(151,874)
Total Partners' Capital	818,644	800,220
Noncontrolling interests in consolidated entities	1,197	1,240
Total Capital	819,841	801,460
Total Liabilities and Capital	$3,552,858	$3,235,849

Consolidated Statements of Operations (unaudited)

(in thousands, except common units and per common unit data)	Three Months Ended March 31,
	2023	2022
Revenue:
Diversified Industrial net sales	$304,426	$327,249
Energy net revenue	48,164	38,317
Financial Services revenue	92,781	40,179
Total revenue	445,371	405,745
Costs and expenses:
Cost of goods sold	261,293	268,170
Selling, general and administrative expenses	114,954	86,124
Asset impairment charges	—	403
Finance interest expense	13,741	1,164
Provision for credit losses	7,806	1,282
Interest expense	5,986	4,524
Realized and unrealized (gains) losses on securities, net	(607)	27,726
Other income, net	(1,176)	(441)
Total costs and expenses	401,997	388,952
Income from operations before income taxes and equity method investments	43,374	16,793
Income tax provision	14,604	7,609
Loss of associated companies, net of taxes	3,967	4,643
Net income	24,803	4,541
Net loss attributable to noncontrolling interests in consolidated entities	43	24
Net income attributable to common unitholders	$24,846	$4,565
Net income per common unit - basic
Net income attributable to common unitholders	$1.15	$0.21
Net income per common unit - diluted
Net income attributable to common unitholders	$1.09	$0.20
Weighted-average number of common units outstanding - basic	21,685,794	22,209,071
Weighted-average number of common units outstanding - diluted	25,541,246	22,643,016

Supplemental Balance Sheet Data (March 31, 2023 unaudited)

(in thousands, except common and preferred units)	March 31,	December 31,
	2023	2022
Cash and cash equivalents	$305,054	$234,448
WebBank cash and cash equivalents	250,601	174,257
Cash and cash equivalents, excluding WebBank	$54,453	$60,191
Common units outstanding	21,667,031	21,605,093
Preferred units outstanding	6,422,128	6,422,128

Supplemental Non-GAAP Disclosures (unaudited)

Adjusted EBITDA Reconciliation:

(in thousands)	Three Months Ended March 31,
	2023	2022
Net income from continuing operations	$24,803	$4,541
Income tax provision	14,604	7,609
Income from continuing operations before income taxes	39,407	12,150
Add (Deduct):
Loss of associated companies, net of taxes	3,967	4,643
Realized and unrealized (gains) losses on securities, net	(607)	27,726
Interest expense	5,986	4,524
Depreciation	9,355	9,899
Amortization	3,588	4,264
Asset impairment charge	—	403
Non-cash pension expense (income)	2,980	(1,901)
Non-cash equity-based compensation	(11)	119
Other items, net	(1,534)	2,743
Adjusted EBITDA	$63,131	$64,570

Total revenue	$445,371	$405,745
Adjusted EBITDA margin	14.2%	15.9%

Net Debt Reconciliation:

(in thousands)	March 31,	December 31,
	2023	2022
Total debt	$183,259	$180,324
Accrued pension liabilities	87,864	84,948
Preferred unit liability	152,908	152,247
Cash and cash equivalents, excluding WebBank	(54,453)	(60,191)
Long-term investments	(305,960)	(309,697)
Net debt	$63,618	$47,631

Adjusted Free Cash Flow Reconciliation:

(in thousands)	Three Months Ended March 31,
	2023	2022
Net cash used in operating activities	$(48,248)	$(13,310)
Purchases of property, plant and equipment	(10,708)	(7,746)
Net increase in loans held for sale	92,318	54,679
Adjusted free cash flow	$33,362	$33,623

Segment Results (unaudited)

(in thousands)	Three Months Ended March 31,
	2023	2022
Revenue:
Diversified Industrial	$304,426	$327,249
Energy	48,164	38,317
Financial Services	92,781	40,179
Total revenue	$445,371	$405,745

Income (loss) from continuing operations before interest expense and income taxes:
Diversified Industrial	$21,138	$34,082
Energy	5,240	3,952
Financial Services	25,852	13,927
Corporate and other	(6,837)	(35,287)
Income from continuing operations before interest expense and income taxes:	45,393	16,674
Interest expense	5,986	4,524
Income tax provision	14,604	7,609
Net income from continuing operations	$24,803	$4,541

Loss of associated companies, net of taxes:
Corporate and other	$3,967	$4,643
Total	$3,967	$4,643

Segment depreciation and amortization:
Diversified Industrial	$10,015	$11,361
Energy	2,540	2,521
Financial Services	216	128
Corporate and other	172	153
Total depreciation and amortization	$12,943	$14,163

Segment Adjusted EBITDA:
Diversified Industrial	$31,923	$47,564
Energy	7,321	5,619
Financial Services	26,212	13,728
Corporate and other	(2,325)	(2,341)
Total Adjusted EBITDA	$63,131	$64,570

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the SEC, including "Adjusted EBITDA," "Net Debt" and "Adjusted Free Cash Flow." The Company is presenting these non-GAAP financial measurements because it believes that these measures provide useful information to investors about the Company's business and its financial condition. The Company defines Adjusted EBITDA as net income or loss from continuing operations before the effects of income or loss from investments in associated companies and other investments held at fair value, interest expense, taxes, depreciation and amortization, non-cash pension expense or income, and realized and unrealized gains or losses on securities, and excludes certain non-recurring and non-cash items. The Company defines Net Debt as the sum of total debt, accrued pension liabilities and preferred unit liability, less the sum of cash and cash equivalents (excluding those used in WebBank's banking operations), and long-term investments. The Company defines Adjusted Free Cash Flow as net cash provided by or used in operating activities of continuing operations less the sum of purchases of property, plant and equipment, and net increases or decreases in loans held for sale. The Company believes these measures are useful to investors because they are measures used by the Company's Board of Directors and management to evaluate its ongoing business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as internal profitability measures, as components in assessing liquidity and evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as elements in determining executive compensation.

However, the measures are not measures of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from these measures are significant components in understanding and assessing financial performance. Therefore, these non-GAAP financial measurements should not be considered substitutes for net income or loss, total debt, or cash flows from operating, investing or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized losses on investments, interest expense, and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;
•Adjusted EBITDA does not reflect income or loss from the Company's investments in associated companies and other investments held at fair value;
•Adjusted EBITDA does not reflect the Company's interest expense;
•Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;
•Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on its investments;
•Adjusted EBITDA does not include non-cash charges for pension expense and equity-based compensation;
•Adjusted EBITDA does not include amounts related to noncontrolling interests in consolidated entities;
•Adjusted EBITDA does not include certain other non-recurring and non-cash items; and
•Adjusted EBITDA does not include the Company's discontinued operations.

In addition, Net Debt assumes the Company's cash and cash equivalents (excluding those used in WebBank's banking operations), marketable securities and long-term investments are immediately convertible in cash and can be used to reduce outstanding debt without restriction at their recorded fair value, while Adjusted Free Cash Flow excludes net increases or decreases in loans held for sale, which can vary significantly from period-to-period since these loans are typically sold after origination and thus represent a significant component in WebBank's operating cash flow requirements.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and using these measures only as supplemental information. The Company believes that consideration of Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow, together with a careful review of its U.S. GAAP financial measures, is a well-informed method of analyzing SPLP. Because Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow are not measurements determined in accordance with U.S. GAAP and are susceptible to varying calculations, Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow, as presented, may not be comparable to other similarly titled measures of other companies.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-looking statements by using words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," and similar expressions. These forward-

looking statements are only predictions based upon the Company's current expectations and projections about future events, and are based on information currently available to the Company and are subject to risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2023 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: disruptions to the Company’s business as a result of economic downturns; the significant volatility of crude oil and commodity prices; the effects of rising interest rates; the Company’s subsidiaries’ sponsor defined pension plans, which could subject the Company to future cash flow requirements; the ability to comply with legal and regulatory requirements, including environmental, health and safety laws and regulations, banking regulations and other extensive requirements to which the Company and its businesses are subject; risks associated with the Company’s wholly-owned subsidiary, WebBank, as a result of its Federal Deposit Insurance Corporation ("FDIC") status, highly-regulated lending programs, and capital requirements; the ability to meet obligations under the Company's senior credit facility through future cash flows or financings; the risk of management diversion, increased costs and expenses, and impact on profitability in connection with the Company's business strategy to make acquisitions; the impact of losses in the Company's investment portfolio; the Company’s ability to protect its intellectual property rights and obtain or retain licenses to use others' intellectual property on which the Company relies; the Company’s exposure to risks inherent to conducting business outside of the U.S.; the impact of any changes in U.S. trade policies; the adverse impact of litigation or compliance failures on the Company's profitability; a significant disruption in, or breach in security of, the Company’s technology systems or protection of personal data; the loss of any significant customer contracts; the Company’s ability to maintain effective internal control over financial reporting; adverse impacts of the ongoing COVID-19 pandemic on business, results of operations, financial condition, and cash flows; the rights of unitholders with respect to voting and maintaining actions against the Company or its affiliates; potential conflicts of interest arising from certain interlocking relationships amount us and affiliates of the Company’s Executive Chairman; the Company’s dependence on the Manager and impact of the management fee on the Company’s total partners’ capital; the impact to the development of an active market for the Company’s units due to transfer restrictions and other factors; the Company’s tax treatment and its subsidiaries’ ability to fully utilize their tax benefits; the loss of essential employees; and other risks detailed from time to time in filings we make with the SEC. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2022 and subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, for information regarding risk factors that could affect the Company's results. Any forward-looking statement made in this press release speaks only as of the date hereof, and investors should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Investor Relations Contact

Jennifer Golembeske
212-520-2300
jgolembeske@steelpartners.com